EXHIBIT 99.1

Additional Financial Information (Unaudited)

The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core manufacturing business with our financial services operations on a pre-tax equity basis. Our manufacturing operations, for this purpose, include our Truck segment, Engine segment, Parts segment, and Corporate items which includes certain eliminations. The manufacturing operations financial information represents non-GAAP financial measures. The reconciling differences between these non-GAAP financial measures and our GAAP condensed consolidated financial statements in Item 1, Condensed Consolidated Financial Statements, are our financial services operations and adjustments required to eliminate certain intercompany transactions between Manufacturing Operations and Financial Services Operations and to adjust for reclasses. Certain of our subsidiaries in our manufacturing operations have debt outstanding with our financial services operations (“intercompany debt”). In the condensed statements of assets, liabilities, redeemable equity securities, and stockholders’ deficit, the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in the net cash provided by operating activities in the condensed statements of cash activities.

Condensed Statements of Revenues and Expenses

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Three Months Ended April 30, 2009
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$2,741	$—	$—	$2,741
Finance revenues	—	88	(21)	67

Sales and revenues, net	2,741	88	(21)	2,808

Costs of products sold	2,295	—	—	2,295
Restructuring charges	(3)	—	—	(3)
Selling, general and administrative expenses	266	34	—	300
Engineering and product development costs	130	—	—	130
Interest expense	23	38	(4)	57
Other (income) expense, net	41	(2)	(17)	22

Total costs and expenses	2,752	70	(21)	2,801
Equity in income of non-consolidated affiliates	14	—	—	14

Income before income taxes and equity income from financial services operations	3	18	—	21
Equity income from financial services operations	18	—	(18)	—

Income before income taxes	21	18	(18)	21
Income tax expense	(9)	—	—	(9)

Net income (loss)	$12	$18	$(18)	$12

Condensed Statements of Revenues and Expenses

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Six Months Ended April 30, 2009
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$5,636	$—	$—	$5,636
Finance revenues	—	181	(39)	142

Sales and revenues, net	5,636	181	(39)	5,778

Costs of products sold	4,618	—	—	4,618
Restructuring charges	55	—	—	55
Selling, general and administrative expenses	611	65	—	676
Engineering and product development costs	238	—	—	238
Interest expense	54	102	(6)	150
Other income, net	(140)	(3)	(33)	(176)

Total costs and expenses	5,436	164	(39)	5,561
Equity in income of non-consolidated affiliates	31	—	—	31

Income before income taxes and equity income from financial services operations	231	17	—	248
Equity income from financial services operations	17	—	(17)	—

Income before income taxes	248	17	(17)	248
Income tax benefit	2	—	—	2

Net income	$246	$17	$(17)	$246

	Three Months Ended April 30, 2008
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$3,853	$—	$—	$3,853
Finance revenues	—	117	(21)	96

Sales and revenues, net	3,853	117	(21)	3,949

Costs of products sold	3,200	—	—	3,200
Selling, general and administrative expenses	325	39	—	364
Engineering and product development costs	99	—	—	99
Interest expense	35	67	—	102
Other (income) expense, net	25	(8)	(21)	(4)

Total costs and expenses	3,684	98	(21)	3,761
Equity in income of non-consolidated affiliates	21	—	—	21

Income before income taxes and equity income from financial services operations	190	19	—	209
Equity income from financial services operations	19	—	(19)	—

Income before income taxes	209	19	(19)	209
Income tax benefit (expense)	2	(7)	7	2

Net income (loss)	$211	$12	$(12)	$211

Condensed Statements of Revenues and Expenses

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Six Months Ended April 30, 2008
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$6,713	$—	$—	$6,713
Finance revenues	—	233	(43)	190

Sales and revenues, net	6,713	233	(43)	6,903

Costs of products sold	5,663	—	—	5,663
Selling, general and administrative expenses	618	67	—	685
Engineering and product development costs	181	—	—	181
Interest expense	83	186	—	269
Other (income) expense, net	52	(14)	(43)	(5)

Total costs and expenses	6,597	239	(43)	6,793
Equity in income of non-consolidated affiliates	45	—	—	45

Income (loss) before income taxes and equity income from financial services operations	161	(6)	—	155
Equity income from financial services operations	(6)	—	6	—

Income (loss) before income taxes	155	(6)	6	155
Income tax benefit (expense)	(9)	3	(3)	(9)

Net income (loss)	$146	$(3)	$3	$146

Condensed Statements of Assets, Liabilities, Redeemable Equity Securities, and Stockholders’ Deficit

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	As of April 30, 2009
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
(in millions)
Cash and cash equivalents	$ 594	$ 124	$ —	$ 718
Restricted cash and cash equivalents	8	643	—	651
Accounts receivables	890	3,539	(234)	4,195
Inventories	1,615	31	—	1,646
Investments in and advances to financial services operations	411	—	(411)	—
Investments in and advances to non-consolidated affiliates	154	—	—	154
Property and equipment, net	1,309	110	—	1,419
Goodwill and intangible assets, net	498	—	—	498
Other assets	188	67	—	255
Deferred taxes, net	74	47	—	121

Total assets	$ 5,741	$ 4,561	$ (645)	$ 9,657

Accounts payable	$ 1,622	$ 137	$ (234)	$ 1,525
Postretirement benefits liabilities	2,080	19	—	2,099
Debt	1,799	3,850	—	5,649
Other liabilities	1,673	144	—	1,817
Redeemable equity securities	14	—	—	14
Stockholders’ deficit	(1,447)	411	(411)	(1,447)

Total liabilities, redeemable equity securities, and stockholders’ equity/(deficit)	$ 5,741	$ 4,561	$ (645)	$ 9,657

	As of October 31, 2008
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
(in millions)
Cash and cash equivalents	$ 775	$ 86	$ —	$ 861
Marketable securities	2	—	—	2
Restricted cash and cash equivalents	8	549	—	557
Accounts receivables	1,051	3,968	(226)	4,793
Inventories	1,584	44	—	1,628
Investments in and advances to financial services operations	387	—	(387)	—
Investments in and advances to non-consolidated affiliates	156	—	—	156
Property and equipment, net	1,390	111	—	1,501
Goodwill and intangible assets, net	529	—	—	529
Other assets	175	72	—	247
Deferred taxes, net	67	49	—	116

Total assets	$ 6,124	$ 4,879	$ (613)	$ 10,390

Accounts payable	$ 2,162	$ 91	$ (226)	$ 2,027
Postretirement benefits liabilities	1,726	18	—	1,744
Debt	1,834	4,240	—	6,074
Other liabilities	1,754	143	—	1,897
Redeemable equity securities	143	—	—	143
Stockholders’ deficit	(1,495)	387	(387)	(1,495)

Total liabilities, redeemable equity securities, and stockholders’ equity/(deficit)	$ 6,124	$ 4,879	$ (613)	$ 10,390

Condensed Statement of Cash Activities

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Six Months Ended April 30, 2009
	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
(in millions)
Cash flows from operating activities
Net income	$246	$11	$(11)	$246
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	141	7	—	148
Depreciation of equipment leased to others	17	10	—	27
Deferred income taxes	(8)	6	—	(2)
Impairment of goodwill and intangibles	7	—	—	7
Equity in income of non-consolidated affiliates	(31)	—	—	(31)
Equity in loss of financial services affiliates	(17)	—	17	—
Dividends from non-consolidated affiliates	47	—	—	47
Restructuring charges	55	—	—	55
Other, net	(470)	466	(6)	(10)

Net cash provided by (used in) operating activities	(13)	500	—	487

Cash flows from investing activities
Purchases of marketable securities	(354)	—	—	(354)
Sales or maturities of marketable securities	356	—	—	356
Net change in restricted cash and cash equivalents	—	(96)	—	(96)
Capital expenditures	(76)	(1)	—	(77)
Purchase of equipment leased to others	—	(18)	—	(18)
Other investing activities	(29)	2	20	(7)

Net cash used in investing activities	(103)	(113)	20	(196)

Net cash used in financing activities	(59)	(345)	(20)	(424)

Effect of exchange rate changes on cash and cash equivalents	(6)	(4)	—	(10)

Increase (decrease) in cash and cash equivalents	(181)	38	—	(143)

Cash and cash equivalents at beginning of the period	775	86	—	861

Cash and cash equivalents at end of the period	$594	$124	$—	$718

Condensed Statement of Cash Activities

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Six Months Ended April 30, 2008
	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
(in millions)
Cash flows from operating activities
Net income (loss)	$146	$(3)	$3	$146
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	158	8	—	166
Depreciation of equipment leased to others	20	10	—	30
Deferred income taxes	3	2	—	5
Equity in income of non-consolidated affiliates	6	—	(6)	—
Equity in income of financial services affiliates	(45)	—	—	(45)
Dividends from financial services operations	25	—	(25)	—
Dividends from non-consolidated affiliates	29	—	—	29
Other, net	(262)	249	3	(10)

Net cash provided by (used in) operating activities	80	266	(25)	321

Cash flows from investing activities
Purchases of marketable securities	(42)	—	—	(42)
Sales or maturities of marketable securities	11	—	—	11
Net change in restricted cash and cash equivalents	5	(321)	—	(316)
Capital expenditures	(100)	(3)	—	(103)
Purchase of equipment leased to others	—	(14)	—	(14)
Other investing activities	17	16	—	33

Net cash used in investing activities	(109)	(322)	—	(431)

Net cash (used in) provided by financing activities	(93)	73	25	5

Effect of exchange rate changes on cash and cash equivalents	(3)	6	—	3

Increase (decrease) in cash and cash equivalents	(125)	23	—	(102)

Cash and cash equivalents at beginning of the period	716	61	—	777

Cash and cash equivalents at end of the period	$591	$84	$—	$675